FOOTHILLS EXPLORATION, INC. ANNOUNCES ACQUISITION OF UINTA-

PICEANCE BASIN ASSETS BOLSTERING CURRENT ACREAGE POSITION TO

OVER 100,000 ACRES IN THE ROCKIES

DENVER, Colorado, May 11, 2017 / GlobeNewswire / Foothills Exploration, Inc. (OTC.QB: FTXP) (the “Company” or “FTXP”), an independent oil and gas exploration company engaged in the acquisition and development of oil and gas properties in the Rockies, today announced that it has entered into a purchase and sale agreement with an undisclosed seller.

Acquisition Summary

This acquisition bolsters the Company’s current acreage position in the Rockies and specifically in the Uinta-Piceance Basin to over 100,000 acres, while adding significant proven reserves and expanding proven undeveloped drilling inventory. This transaction is a continuation of the Company executing on its oil and gas rollup strategy in its core focus area.

Deal Highlights:

●	67,330 gross acres, 49,600 net acres, 100% held by production
●	85 total wells, 31 actively producing, 54 shut-in wells
●	Delivers 100% working interest, 87% net revenue interest
●	Working interest includes operating and non-operating interest
●	66 wells to be operated by Foothills, 19 wells non-operated
●	Significant resource opportunity in the Mancos with developing horizontal play
●	Transaction expected to close by the end of 2Q17

This acquisition delivers existing infrastructure as well as immediate revenue and cash flow to the Company. The Company has identified several shut-in wells to bring back into production within 90-days post completion of the acquisition. Lastly, the transaction provides the Company with a solid footprint in the Uinta-Piceance Basin with several potential bolt-on acquisitions in the immediate area.

About the Company

Foothills Exploration, Inc. (FTXP), based in Denver, Colorado, is a growth stage oil and gas exploration and production (E&P) company with focus and expertise in acquisition and development of underexplored properties. The Company’s assets are located across well-established plays in the Rocky Mountain region. For additional information please visit the Company’s website at http://ir.foothillspetro.com/

Forward-Looking Statements

All statements, other than statements of historical facts, included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements. These statements are based on certain assumptions we made based on management’s experience, perception of historical trends and technical analyses, current conditions, capital plans, drilling plans, production expectations, our abilities to raise adequate additional capital to support our acquisition, development and drilling activities, anticipated future developments, and other factors believed to be appropriate and reasonable by management. When used in this release, words such as “will,” “possible,” “potential,” “believe,” “estimate,” “intend,” “expect,” “may,” “should,” “anticipate,” “could,” “plan,” “predict,” “project,” “profile,” “model,” “strategy,” “future” or their negatives or the statements that include these words or other words that convey the uncertainty of future events or outcomes, are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. In particular, statements, express or implied, concerning our future operating results and returns or our ability to acquire or develop proven or probable reserves, our ability to replace or increase reserves, increase production, or generate income or cash flows are forward-looking statements.

Forward-looking statements are not guarantees of performance. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond our control. While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, whether actual results and developments will meet our expectations and predictions depend on a number of risks and uncertainties which could cause our actual results, performance, and financial condition to differ materially from our expectations. As a result, no assurance can be given that these assumptions are accurate or that any of these expectations will be achieved (in full or at all) or will prove to have been correct. We are currently a pre-revenue company and our securities are subject to considerable risk. Investors are cautioned to review FTXP’s filings with the Securities and Exchange Commission for a discussion of risk and other factors that affect our business. Any forward-looking statement made by us in this news release speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future development or otherwise, except as may be required by law.

Investor Contact

MZ Group Derek

Gradwell

SVP, Natural Resources

Email: dgradwell@mzgroup.us

Tel: 512-270-6990

Web: www.mzgroup.com